UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                              _____________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  Under
                        THE SECURITIES ACT OF 1933
                              _____________
                        LIFETIME HOAN CORPORATION
          (Exact name of Registrant as specified in its charter)

          Delaware                                        11-2682486
       (State or other jurisdiction of                 (IRS Employer
        incorporation or organization)                  Identification No.)

                              _____________
                            One Merrick Avenue
                         Westbury, New York 11590
                              (516) 683-6000
      (Address, including zip code, of Principal Executive Offices)
                              ______________

                        LIFETIME HOAN CORPORATION
                      2000 LONG-TERM INCENTIVE PLAN
                  (Full Title of the Plan or Agreement)
                              _____________

                              Jeffrey Siegel
                            One Merrick Avenue
                         Westbury, New York 11590
                              (516) 683-6000
                   (Name, address, and telephone number,
                including area code, of agent for service)

                              _____________

                                Copies to:

Gary Rothstein, Esq.                                 Robert McNally
Morgan, Lewis & Bockius LLP                          Lifetime Hoan Corp.
101 Park Avenue                                      One Merrick Avenue
New York, New York  10178                            Westbury, New York 11590
(212) 309-6000                                       (516) 683-6000


                         CALCULATION OF REGISTRATION FEE

                                              Proposed     Proposed
                                              Maximum      Maximum
                          Number of Shares    Offering     Aggregate      Amount of
 Title of securities to        to be         Price per    offering      registration
      be registered        registered (1)      share       price            fee (3)
Common Stock, $.01 par
 value per share              100,000          $5.55     $ 555,000        $  44.90
                               40,000          $6.00     $ 240,000        $  19.42
                              175,000          $6.30     $1,102,500       $  89.20
                                1,500          $6.37     $    9,555       $    .77
                               55,000          $6.63     $  364,650       $  29.50
                               10,000          $8.00     $   80,000       $   6.47
                            1,368,500          $7.24(2)  $9,907,940       $ 801.55

 TOTALS                     1,750,000                                     $ 991.81



(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Lifetime Hoan Corporation 2000 Long-Term Incentive Plan.
(2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the high and low asking prices reported on the NASDAQ National Market for May 15, 2003.
(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by .00008090.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Explanatory Note to Part I of this Registration Statement on Form S-8.


                              PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by us with the Securities and Exchange Commission ("SEC") are incorporated by reference into this Registration
Statement:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 28, 2003.
     (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 13, 2003.
     (c)  Our Current Report on Form 8-K, filed with the SEC on April 30,
     2003.
     (d) The description of our Common Stock, contained in the Registration Statement on Form 8-A as filed with the SEC on May 6, 1991, and as amended on May 23, 1991, including any amendments or reports filed for the purpose of updating the description of our Common Stock that is incorporated by reference therein.

     All reports and other documents subsequently filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the securities being registered by this Registration Statement is being passed upon by our legal counsel, Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178.

     Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

     Article Seven of our By-laws provides that our officers and directors shall be indemnified by us against liabilities and expenses in connection with any legal proceeding to which such officer or director may be made a party or with which such officer or director may become involved or threatened by reason of having been an officer or director. The indemnification shall apply with respect to any matters which are disposed of by settlement, judgment or otherwise. Indemnification shall be made only if our board of directors determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, or if our board of directors directs, by independent legal counsel or by stockholders), that indemnification is proper in the circumstances because the person seeking indemnification has met applicable standards of conduct and that indemnification is not in violation of the General Corporation Law of the State of Delaware, our Restated Certificate of Incorporation or the Securities Act of 1933, as amended. It must be determined that the officer or director acted in good faith with the reasonable belief that the action was in or not opposed to our best interests and with respect to any criminal action or proceeding, such officer or director had no reasonable cause to believe that the conduct was unlawful.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

Exhibit   Description

4.1       Restated Certificate of Incorporation of Lifetime Hoan
          Corporation (Exhibit 3[a] of the Registration Statement on Form S-1 (File No. 33-40154)) filed with the SEC on April 25, 1999, is hereby incorporated by reference.

4.2 By-Laws of Lifetime Hoan Corporation (Exhibit 3[b] of the Registration Statement on Form S-1 (File No. 333-40154)) filed with the SEC on April 25, 1999, is hereby incorporated by reference.

4.3 Amendment to the Restated Certificate of Incorporation of Lifetime Hoan Corporation (Exhibit 3.2 of the Annual Report on Form 10-K (File No. 1-19254))filed with the SEC on March 28, 1995, is hereby incorporated by reference.

4.4 Lifetime Hoan Corporation 2000 Long-Term Incentive Plan (Annex B to our Proxy Statement filed with the SEC on April 28, 2000), is hereby incorporated by reference.

5.1       Opinion of Morgan, Lewis & Bockius LLP.

23.1      Consent of Ernst & Young LLP.

23.2      Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

Item 9.   Undertakings.

       (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westbury, State of New York, May 19, 2003

                             LIFETIME HOAN CORP.


                             By:_/s/ Jeffrey Siegel____________
                                Jeffrey Siegel
                                Chairman of the Board of Directors,
                                Chief Executive Officer,
                                President and Director

     Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                  Title                                    Date


_/s/ Jeffrey Siegel_______   Chairman of the Board of Directors,    May 19, 2003
Jeffrey Siegel               Chief Executive Officer, President and
                             Director (Principal Executive Officer)

_/s/ Craig Phillips_______   Vice President --- Distribution,       May 19, 2003
Craig Phillips               Secretary and Director

_/s/ Robert McNally____      Vice President --- Finance and         May 19, 2003
Robert McNally               Treasurer (Principal Financial
                             and Accounting Officer)

_/s/ Bruce Cohen______       Executive Vice-President               May 19, 2003
Bruce Cohen                  and Director

_/s/ Ronald Shiftan_____     Director                               May 19, 2003
Ronald Shiftan

_/s/ Howard Bernstein __     Director                               May 19, 2003
Howard Bernstein

_/s/ Leonard Florence___     Director                               May 19, 2003
Leonard Florence

                                 EXHIBITS

Exhibit    Description

4.1        Restated Certificate of Incorporation of Lifetime Hoan
           Corporation (Exhibit 3[a] of the Registration Statement on Form S-1 (File No. 33-40154)) filed with the SEC on April 25, 1999, is hereby incorporated by reference.

4.2 By-Laws of Lifetime Hoan Corporation (Exhibit 3[b] of the Registration Statement on Form S-1 (File No. 333-40154)) filed with the SEC on April 25, 1999, is hereby incorporated by reference.

4.5 Amendment to the Restated Certificate of Incorporation of Lifetime Hoan Corporation (Exhibit 3.2 of the Annual Report on Form 10-K (File No. 1-19254)) filed with the SEC on March 28, 1995, is hereby incorporated by reference.

4.6 Lifetime Hoan Corporation 2000 Long-Term Incentive Plan (Annex B to our Proxy Statement filed with the SEC on April 28, 2000), is hereby incorporated by reference.

5.1        Opinion of Morgan, Lewis & Bockius LLP.

23.1       Consent of Ernst & Young LLP.

23.2       Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).


                                 Exhibit 5.1

                                 May 19, 2003


Lifetime Hoan Corporation
One Merrick Avenue
Westbury, New York 11590

       Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

       We have acted as counsel to Lifetime Hoan Corporation, a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 1,750,000 shares (the "Shares") of Common Stock, par value $.01 per share, which may be issued under the Company's 2000 Long-Term Incentive Plan ("Plan").

       In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the Restated Certificate of Incorporation of the Company, the By-Laws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

       Based upon the foregoing, we are of the following opinion:

       The Shares, when issued in accordance with the terms of the Plan, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

       We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

       We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,


                                   Morgan, Lewis & Bockius LLP


                                 Exhibit 23.1

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the 2000 Long-Term Incentive Plan of Lifetime Hoan Corporation and to the incorporation by reference therein of our report dated February 26, 2003, with respect to the consolidated financial statements and schedule of Lifetime Hoan Corporation included in its Annual Report (Form 10-
K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Ernst & Young LLP
Melville, New York
May 19, 2003